CERTIFICATE OF DETERMINATION, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                        OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                                AND RESTRICTIONS

                                       OF

                 SERIES D CONVERTIBLE REDEEMABLE PREFERRED STOCK

                                       OF

                              SILICON GAMING, INC.

                         Pursuant to Section 401 of the
               General Corporation Law of the State of California

     Silicon Gaming, Inc. (the "COMPANY"), a Company organized and existing under the laws of the State of California, by execution of this certificate (this "CERTIFICATE OF DETERMINATION") does hereby certify and affirm, that pursuant to the authority contained in Article III of its Amended and Restated Articles of Incorporation (the "ARTICLES OF INCORPORATION") and in accordance with the provisions of Section 401 of the General Corporation Law of the State of California, the Board of Directors of the Company on November __, 1999 duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

1. RESOLVED, that the Board of Directors of the Company does hereby designate, create, authorize and provide for the issuance of Series D Convertible Redeemable Preferred Stock (the "SERIES D PREFERRED STOCK"), par value $0.001 per share, consisting of 39,750 shares, having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

2. SERIES D PREFERRED STOCK. All capitalized terms not defined herein shall have the meanings ascribed to them in Appendix 1 attached hereto and hereby incorporated by this reference. Any reference to the conversion or convertibility of the Series D Preferred Stock made throughout this Certificate of Determination (including Appendix 1), other than an actual conversion, includes the assumption that (i) all necessary filings and all necessary approvals for conversion of the Series D Preferred Stock into Common Stock have been made or obtained, (ii) all conversions of Series D Preferred Stock are into Common Stock, and (iii) all conversions of Series D Preferred Stock into Common Stock are in accordance with Section 2(e) of this Certificate of Determination.

     (a) DIVIDENDS.

          (1) The holders of outstanding Series D Preferred Stock shall be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, non-cumulative dividends in cash at a rate per share as declared by the Board of Directors, and as adjusted for any consolidations, combinations, stock distributions, stock dividends, stock splits or similar events (collectively a "RECAPITALIZATION EVENT"). No cash dividends shall be paid on any share of Common Stock unless a cash dividend (including the amount of any dividends paid pursuant to the above provisions of this Section 2(a)(1)) is paid with respect to all outstanding shares of Series D Preferred Stock in an amount for each such share of Series D Preferred Stock equal to or greater than the aggregate amount of such cash dividends for all shares of Common Stock into which each such share of Series D Preferred Stock could then be converted. The right to dividends on Series D Preferred Stock shall not be cumulative and no right shall accrue to holders of Series D Preferred Stock by reason of the fact that distributions on said shares are not declared in any prior year, nor shall any undeclared or unpaid distribution bear or accrue interest.

          (2) Each holder of shares of Series D Preferred Stock shall be deemed to have consented, for purposes of sections 502, 503 and 506 of the General Corporation Law of the State of California, to distributions made by the Company in connection with the repurchase of shares of Common Stock issued to or held by employees, directors or consultants upon termination of their employment or services pursuant to agreements providing for such repurchase under the terms of the Company's 1999 Long-Term Compensation Plan.

     (b) PREFERENCE ON LIQUIDATION.

          (1) In the event of any voluntary or involuntary liquidation, dissolution, or winding up, of the Company (a "LIQUIDATION EVENT"), the assets and funds of the Company available for distribution to shareholders shall be distributed as follows (the amount distributable to the holders of the Series D Preferred Stock, and payable in connection with a Change of Control pursuant to
Section 2(c)(2) below, is hereinafter referred to as the "SERIES D LIQUIDATION PREFERENCE"):

               (i) prior to the filing with and acceptance by with the California Secretary of State of the Authorized Common Stock Amendment, each holder of shares of the Series D Preferred Stock shall be entitled to payment out of the assets of the Company available for distribution of an amount equal to the greater of (A) $1,000 per share of Series D Preferred Stock held by such holder before any distribution is made to the holders of Common Stock of the

Company, and any other class of capital stock of the Company ranking junior to the Series D Preferred Stock and (B) the amount per share that the holders of the Series D Preferred Stock would receive if the Series D Preferred Stock held by such holder were converted as of the liquidation date and the holder were to receive assets and funds of the Company available for distribution to the holders of Common Stock. If the amount the holder would receive under this
Section 2(b)(1)(I) is based on subsection (B) hereof, the holder shall not be required to convert their shares of Series D Preferred Stock in order to receive the benefit of this subsection.

               (ii) After the filing with and acceptance by the California Secretary of State of the Authorized Common Stock Amendment, the holders of shares of the Series D Preferred Stock shall be entitled to receive, in the aggregate, out of the assets of the Company available for distribution, subject to subsection (D) hereof, an amount equal to:

                    (A) if the Aggregate Transaction Proceeds are less than or equal to $20 million, then 100% of the Available Transaction Proceeds; or

                    (B) if the Aggregate Transaction Proceeds are in excess of $20 million but not more than $30 million, then that percentage of the Available Transaction Proceeds determined by the following equation:

           X = 100% - [(100%-Y) x ((Z - $20 million) / $10 million)]

     WHERE:

          X = the percentage of Available Transaction Proceeds to be paid to the holders of Series D Preferred Stock in the aggregate;

          Y = the Fully Diluted Percentage of Equity Interest of the Company then held by the holders of Series D Preferred Stock; and

          Z  =  the Aggregate Transaction Proceeds;

or

                    (C) if the Aggregate Transaction Proceeds are greater than or equal to $30 million then the holders of the Series D Preferred Stock, together with the holders of the Series E Preferred Stock outstanding (or which may then be acquired upon exercise of the Series E Warrant held by such holder), shall receive in the aggregate that portion of the Available Transaction Proceeds equal to the amount that would be paid if such holders' Series D Preferred Stock and any shares of Series E Preferred Stock held by such holders (or which may then be acquired upon exercise of any Series E Warrant held by such holder) were converted into Common Stock immediately prior to the relevant Liquidation Event or Change of Control and such shares of Common Stock were purchased or participated in such Change of Control or received a distribution upon such Liquidation Event.

                    (D) Notwithstanding any provision in this Section 2(b), in no event will the holders of the Series D Preferred Stock receive an amount in excess of $1,000 per share of Series D Preferred Stock as a result of a Liquidation Event.

          (2) Upon a Liquidation Event, the Company shall, within three (3) business days after the date the Board of Directors approves such action, or twenty (20) days prior to any shareholders' meeting called to approve such action, or five (5) business days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series D Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Series D Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Company shall promptly give written notice to each holder of shares of Series D Preferred Stock of such material change.

          (3) The Company shall not consummate any Liquidation Event before the expiration of thirty (30) days after the mailing of the initial written notice or ten (10) business days after the mailing of any subsequent written notice, whichever is later; provided that any such 30 day or 10 day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of Series D Preferred Stock.

          (4) Upon a Liquidation Event which will involve the distribution of assets other than cash, the Company shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Series D Preferred Stock and the holders of shares of Common Stock (it being understood that with respect to the valuation of securities, the Company shall engage such appraiser as shall be approved by the holders of a majority of shares of the Company's outstanding Series D Preferred Stock). The Company shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series D Preferred Stock.

     (c) REDEMPTION.

          (1) The Company may redeem the outstanding Series D Preferred Stock, in whole or in part, at any time for cash at a redemption price equal to the greater of (A) $1,000 per share of Series D Preferred Stock or (B) an amount per share of Series D Preferred Stock equal to the Fair Market Value of the shares of Common Stock into which a share of Series D Preferred Stock could be converted as of the date of such redemption (the "VOLUNTARY REDEMPTION AMOUNT"). The Company need not establish any sinking fund for redemption of the Series D Preferred Stock.

          (2) In the event of a Change of Control the holders of at least a majority of the shares of Series D Preferred Stock then outstanding taken together as a series may require the Company to redeem the outstanding shares of Series D Preferred Stock by delivering a Redemption Notice (as defined in

Section 2(c)(4)) within the ninety (90) day period following the Change of Control. The shares of Series D Preferred Stock will be redeemed at an amount (the "Series D Redemption Amount") equal to the greater of (A) the Series D Liquidation Preference and (B) the Fair Market Value of the Common Stock into which the Series D Preferred Stock held by such holders could be converted as of the date of such Change of Control, and no payment shall be made to the holders of the Common Stock or any Capital Stock ranking junior to the Series D Preferred Stock unless such amount is paid in full. If the amount the holders would receive under this Section 2(c)(2) is based on subsection (B) hereof, the holders shall not be required to convert their shares of Series D Preferred Stock in order to receive the benefit of this subsection.

          (3) In the case of any partial redemption effected pursuant to Section 2(c)(1), selection of the shares of Series D Preferred Stock for redemption shall be made by the Company on a PRO RATA basis, by lot or by such other method as the Company in its sole discretion shall deem to be fair and appropriate; PROVIDED, that if a partial redemption is made with proceeds of an offering of equity securities or after a Change of Control, selection of the shares of Series D Preferred Stock or portion of such shares of Series D Preferred Stock for redemption shall be made by the Company only on a PRO RATA basis, unless such method is otherwise prohibited by law.

          (4) The Company or the holders of the Series D Preferred Stock shall give notice to the other party of their election to redeem the Series D Preferred Stock (each a "REDEMPTION NOTICE"), that sets forth the date on which the Redemption is to occur (the "REDEMPTION DATE"). The Redemption Date shall in no event be fewer than twenty (20) days nor more than sixty (60) days after the date of the Redemption Notice. Within three (3) business days of the Redemption Notice, the Company shall give written notice by mail, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is deposited in the mail) of the shares of Series D Preferred Stock to be redeemed, at the address last shown on the records of the Company for such holder or given by the holder to the Company for the purpose of notice, or if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying such holder of the redemption to be effected. Except as provided in Section 2(c)(5) below, on or after such Redemption Date, each holder of shares of Series D Preferred Stock to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Series D Redemption Amount or Voluntary Redemption Amount of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. A Redemption Notice sent by or on behalf of the Company shall be sent by first class mail, postage prepaid, to all holders of record of the Series D Preferred Stock at their last addresses as they shall appear on the books of the Company; PROVIDED, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series D Preferred Stock may be listed or admitted to trading, any Redemption Notice shall state: (i) the Redemption Date;

(ii) the Series D Redemption Amount or Voluntary Redemption Amount then applicable; (iii) the number of shares of Series D Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such holder's shares to be redeemed; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price, including any procedures applicable to redemptions to be accomplished through book-entry transfers. Upon the mailing of any such Redemption Notice the Company shall become obligated to redeem at the Redemption Date specified therein all shares called for redemption. Notwithstanding the foregoing, the holders of the Series D Preferred Stock shall have the right until the Redemption Date to convert their shares of Series D Preferred Stock into Common Stock in accordance with Section 2(e) in lieu of redemption hereunder.

          (5) If notice has been mailed in accordance with paragraph (4) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption have been set aside by the Company, separate and apart from its other funds in trust for the PRO RATA benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series D Preferred Stock, and all rights of the holders thereof as holders of the Series D Preferred Stock of the Company (except the right to receive from the Company the applicable redemption price of the Series D Preferred Stock) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the applicable redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

          (6) Any funds deposited with a bank or trust company for the purpose of redeeming shares of Series D Preferred Stock shall be irrevocable, except that:

               (i) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

               (ii) any balance of monies so deposited by the Company and unclaimed by the holders of the Series D Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

          (7) No shares of Series D Preferred Stock may be redeemed except with funds legally available for the purpose. The Company shall take all actions required or permitted under applicable law to permit any such redemption.

          (8) All shares of Series D Preferred  Stock redeemed  pursuant to this
Section 2(c) shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of Preferred Stock other than shares of Series D Preferred Stock.

          (9) If, at a Redemption Date, the Company is prohibited under the California General Corporation Law from redeeming all shares of Series D Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Series D Preferred Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Company is not prohibited from redeeming some or all of such shares under the California General Corporation Law. The shares of Series D Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in herein. In the event that the Company fails to redeem shares for which redemption is required hereunder, including, without limitation, due to a prohibition of such redemption under the California General Corporation Law, then during the period from the applicable Redemption Date through the date on which such shares are redeemed, the applicable Series D Redemption Amount of such shares shall increase at the rate of fifteen percent (15%) per annum of the applicable Series D Redemption Amount, with such increase to accrue daily in arrears and to be compounded annually; PROVIDED, however, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law (the "MAXIMUM PERMITTED RATE"). In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess; PROVIDED, HOWEVER, that, to the extent permitted by law, any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the applicable Redemption Date.

          (10) From and after the Redemption Date, no shares of Series D Preferred Stock subject to redemption shall be entitled to any further dividends pursuant to Section 2(a)(1) hereof; PROVIDED, HOWEVER, that in the event that shares of Series D Preferred Stock are unable to be redeemed and continue to be outstanding in accordance with Section 2(c)(9), such shares shall continue to be entitled to dividends (if any) and interest thereon until the date on which such shares are actually redeemed by the Company.

     (d) VOTING RIGHTS. The holders of the Series D Preferred Stock will have the right to vote the number of shares of Common Stock into which all of such holders' shares of Series D Preferred Stock are convertible under Section 2(e), as a class with the other holders of Common Stock, but not as a separate class, only if such holder has first received all prior approvals required under applicable Gaming Laws for conversion of all of the shares of Series D Preferred Stock held by such holder and complied with any filing requirements prerequisite to such holder's conversion of all of the shares of Series D Preferred Stock held by such holder.

     (e) CONVERSION RIGHTS. The holders of Series D Preferred Stock shall have conversion rights as follows:

          (1) Upon the filing with and acceptance by the California Secretary of State of the Authorized Common Stock Amendment, the Series D Preferred Stock, as a class, is convertible, subject to adjustments as set forth herein, into 174,285,127 shares of Common Stock. Each share of Series D Preferred Stock shall be convertible, without obtaining any additional consideration from the holder thereof, at the option of the holder thereof at any time into fully paid and nonassessable shares of Common Stock of the Company on the terms and subject to the conditions set forth in this subsection (e).

          (2) The number of shares of Common Stock into which each share of Series D Preferred Stock may be converted is 4,384.53149701 which is equal to the per share Conversion Value of the Series D Preferred Stock divided by the per share Conversion Price. The per share "Conversion Value" of the Series D Preferred Stock shall be equal to $1,000 and the per share "Conversion Price" of the Series D Preferred Stock shall be initially equal to $0.22807453902 subject to adjustments as provided in Section 2(f) below. Upon conversion of a share of Series D Preferred Stock to Common Stock, all declared or accrued but unpaid dividends on each such share of Series D Preferred Stock so converted shall be paid to the holder thereof in cash or additional shares of Common Stock, at the sole option of the Company.

          (3) The holder of any shares of Series D Preferred Stock may exercise the conversion rights as to such shares or any part thereof by delivering to the Company during regular business hours, at the office of any transfer agent of the Company for the Series D Preferred Stock, or at the principal office of the Company or at such other place as may be designated by the Company, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Company (if required by it), with written notice that the holder elects to convert such shares into Common Stock. Conversion shall be deemed to have been effected on the later of:

               (i) if the total number of shares of Common Stock held by such holder after giving effect to such conversion is 4.9% or less of the total outstanding voting Common Stock of the Company, the date that is 3 business days following delivery of any notice required under Section 2(e)(1) above; or

               (ii) if the total number of shares of Common Stock held by such holder after giving effect to such conversion exceeds 4.9% of the total outstanding voting Common Stock of the Company, the date that is 65 days following delivery of any notice required under Section 2(e)(1) above.

Such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter the Company shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Company, a certificate or certificates for the number of full shares of Common Stock, to which such holder is entitled ("CONVERSION SHARES") and a check for cash with respect to any fractional interest in a share of Common Stock as provided in Section 2(e)(4) below. The holder shall be deemed to have become a shareholder of record of Conversion Stock on the applicable Conversion Date unless the transfer books of the Company are closed on the date, in which event the holder shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Rate shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series D Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Series D Preferred Stock representing the unconverted portion of the certificate so surrendered.

          (4) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series D Preferred Stock. If more than one share of Series D Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series D Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest equal to the Fair Market Value of such fractional interest rounded up to the nearest cent.

          (5) Following the Authorized Common Stock Amendment, the Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series D Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series D Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

          (6) Following the Authorized Common Stock Amendment, the Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series D Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series D Preferred Stock from time to time outstanding. The Company shall from time to time (subject to obtaining necessary board and shareholder approval), in accordance with the laws of the State of California, increase the authorized amount of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series D Preferred Stock at the time outstanding.

          (7) If any shares of Common Stock or Series D Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

          (8) All shares of Common Stock issued upon conversion of any shares of Series D Preferred Stock will upon issuance by the Company be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

          (9) If:

               (i) the Company shall take a record of the holders of its capital stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash or to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

               (ii) there shall occur any capital reorganization of the Company, reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of common stock), consolidation or merger of the Company with or into another Company or conveyance of all or substantially all of the assets of the Company to another Company; or

               (iii) the voluntary or involuntary dissolution, liquidation or winding up of the Company shall occur;

then, and in any such case, the Company shall cause to be mailed to the transfer agent for the Series D Preferred Stock, and to the holders of record of the outstanding Series D Preferred Stock at the address of record of such shareholder as set forth on the Company's books, at least thirty (30) days prior to the date hereinafter specified, a notice stating the material terms of the proposed transaction and the date (which shall be at least 15 days following the date of such notice) on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of capital stock of record shall be entitled to exchange their shares of capital stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     (f) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price for the Series D Preferred Stock from time to time in effect shall be subject to adjustment from time to time as follows:

          (1) In case the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

          (2) Upon the issuance by the Company of Equity Securities (as defined below) at a consideration per share less than the equivalent per share Conversion Price of the Series D Preferred Stock in effect immediately prior to the time of such issue or sale other than an issuance of stock or securities pursuant to Section 2(f)(1) above or the issuance of shares of Common Stock upon conversion of any shares of Series D Preferred Stock, then forthwith upon such issue or sale, such Conversion Price shall be reduced to a price determined by dividing:

               (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Conversion Price in effect immediately prior to such adjustment, (y) the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any securities of the Company outstanding immediately prior to such issue or sale multiplied by the Conversion Price in effect immediately prior to such adjustment, and (z) an amount equal to the aggregate "consideration actually received" by the Company upon such issue or sale; by

               (ii) the sum of the number of shares of Common Stock outstanding immediately after such issue or sale and the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any securities of the Company outstanding immediately after such issue or sale.

     For purposes of this Section 2(f)(2), the following provisions shall be applicable:

                    (A) The term "Equity Securities" shall mean any shares of Common Stock, or any obligation, any share of stock or other security of the Company convertible into or exchangeable for Common Stock, except for shares of Common Stock or options to purchase Common Stock in the aggregate (as adjusted for stock splits, stock dividends, etc.) issued or granted to officers, directors, employees or consultants of the Company and its subsidiaries pursuant to the Management Incentive Plan, the Units, the Old Equity Warrants, Common
Stock issued upon exercise of the Old Equity Warrants, the Series E Preferred Stock, the Series E Warrant, or Common Stock issued upon exercise of the Series E Warrant.

                    (B) In the case of an issue or sale of Equity Securities for cash the "consideration actually received" by the Company therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Company.

                    (C) In case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Company) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Company for such shares shall be deemed to be the Fair Market Value of such consideration.

                    (D) In case of the issuance by the Company in any manner of any rights to subscribe for or to purchase shares of Equity Securities, or any options for the purchase of shares of Equity Securities or stock convertible into Equity Securities, all shares of Equity Securities or stock convertible into Equity Securities to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed "outstanding" as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the shares of Equity Securities or stock convertible into Equity Securities covered thereby, plus the consideration, if any, received by the Company for such rights or options, shall be deemed to be the "consideration actually received" by the Company (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such shares.

                    (E) In case of the issuance or issuances by the Company in any manner of any obligations or of any shares of stock of the Company that shall be convertible into or exchangeable for Equity Securities, all shares of Equity Securities issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the "consideration actually received" by the Company for such additional shares of Equity Securities shall be deemed to be the total of (x) the amount of consideration received by the Company upon the issuance of such obligations or shares, as the case may be, plus (y) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Company upon such conversion or exchange, except in adjustment of dividends.

                    (F) The amount of the "consideration actually received" by the Company upon the issuance of any rights or options referred to in subsection
(D) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in subsection (E) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Company upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subsections (B) and (C) above with respect to the consideration received by the Company in case of the issuance of additional shares of Equity Securities; provided, however, that if such obligations or shares of stock so convertible or exchangeable are issued in payment or satisfaction of any dividend upon any stock of the Company other than Common Stock, the amount of the "consideration actually received" by the Company upon the original issuance of such obligations or shares or stock so convertible or exchangeable shall be deemed to be the value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring such dividend, as determined by the Board of Directors at or as of that date. On the expiration of any rights or options referred to in subsection (C), or the termination of any right of conversion or exchange referred to in subsection (D), or any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or exchange of such convertible or exchangeable securities, the Conversion Rate then in effect shall forthwith be readjusted to such Conversion Rate as would have obtained had the adjustments made upon the issuance of such option, right or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

                    (G) In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons or options or rights not referred to in this Section 2(f)(2), then, in each such case, the holders of the Series D Preferred Stock shall be entitled to the distributions as if such holders had converted their shares of Series D Preferred Stock immediately prior to such declaration, and no adjustment to the Conversion Price provided for in this Section 2(f) shall be applicable.

          (3) Subject to the right of the Company to amend this Certificate of Determination upon obtaining necessary approvals required by this Certificate of Determination and applicable law, the Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2(f) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series D Preferred Stock against impairment.

          (4) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 2(f), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and shall prepare and furnish to each holder of Series D Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of any shares of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment or readjustment, (B) the Conversion Price of such series at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holders' shares.

     (g) Covenants.

     So long as there remain outstanding at least 100 shares of Series D Preferred Stock:

          (1) LIMITATION ON CERTAIN ACTIONS. The Company shall not, without the prior written consent of the holders of a majority of the then outstanding Series D Preferred Stock:

               (i) authorize or issue any dividends on any of its outstanding securities unless required to do so by the Certificate of Determination or other governing instrument of such security as in effect on the Closing Date;

               (ii) issue any Capital Stock or debt with a preference to or PARI PASSU with the Series D Preferred Stock, the Series E Preferred Stock, the New Notes (or interest thereon whether deferred or paid-in-kind) or Amended Notes;

               (iii) issue any additional Capital Stock or equity securities, including options, warrants or other derivative securities other than the Series D Preferred Stock, the Common Stock to be issued upon conversion of the Series D Preferred Stock, the Units, the Old Equity Warrants, the Common Stock to be issued upon exercise of the Old Equity Warrants, the Series E Warrant, the Series E Preferred Stock to be issued upon exercise of the Series E Warrant, the Common Stock to be issued upon exercise of the Series E Warrant, or, unless issued to an officer, employee, director or consultant of the Company under the Management Incentive Plan;

               (iv) acquire assets not in the ordinary course of business in an aggregate value that exceeds $100,000 for any calendar year;

               (v) make capital investments in any other entity in an aggregate amount that exceeds $100,000;

               (vi) enter into any agreement or arrangement, not in the ordinary course of business, which obligates the Company to present or future commitments during the term of the agreement in excess of $100,000;

               (vii) make capital expenditures in an aggregate value that exceeds $500,000 for any calendar year;

               (viii) liquidate, dissolve or wind-up operations, effect a recapitalization or reorganization, or take steps to file for bankruptcy; or

               (ix) amend its Charter Documents or by-laws other than as contemplated in the Restructuring Agreement or the Transaction Documents.

          (2) Limitation on Indebtedness. Without the prior written consent of the holders of a majority of the then outstanding shares of Series D Preferred
Stock:

               (i) Except as set forth in this Section 2(g)(2), the Company shall not, and shall not permit any Subsidiary, after the date hereof, directly or indirectly, to Incur any Indebtedness (including Acquired Indebtedness) without the prior written consent of the holders of a majority of the then outstanding Series D Preferred Stock. For purposes of this Agreement, Indebtedness of any Acquired Person that is not a Subsidiary, which Indebtedness is outstanding at the time such Person is acquired by the Company or a Subsidiary or becomes, or is merged into or consolidated with, a Subsidiary, shall be deemed to have been Incurred by the Company or the acquiring Subsidiary at the time such Acquired Person becomes, or is merged into or consolidated with, a Subsidiary.

               (ii)  Notwithstanding  Section  2(g)(2)(i)  the  Company  and its
Subsidiaries   may  Incur,   after  the  date  hereof,   any  of  the  following
Indebtedness:

                    (A) Indebtedness outstanding as of the Closing Date of the Restructuring Agreement, Indebtedness evidenced by the Amended Notes and the New Notes, including any Indebtedness evidenced by notes issued as payment-in-kind for interest payments due and payable under the Amended Notes and the New Notes;

                    (B) Indebtedness to any Wholly-Owned Subsidiary of the Company or Indebtedness of any Subsidiary to the Company (provided that such Indebtedness is at all times held by the Company or a Wholly-Owned Subsidiary of the Company); PROVIDED, HOWEVER, that for purposes of this Section 2(g)(2), upon either (A) the transfer or other disposition by any such Wholly-Owned Subsidiary of any Indebtedness so permitted to a Person other than the Company or another Wholly-Owned Subsidiary of the Company or (B) the issuance, sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly-Owned Subsidiary to a Person other than the Company or another such Wholly-Owned Subsidiary, the provisions of this clause (ii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred by the Company at the time of such transfer or other disposition;

                    (C) Refinancing Indebtedness with respect to Indebtedness that was Incurred prior to the date hereof or, if incurred after the date hereof, was Incurred in compliance with the provisions of this Agreement;

PROVIDED, HOWEVER, that (i) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Indebtedness so extended, refinanced, renewed, replaced, substituted, defeased or refunded (plus the amount of fees, costs and expenses incurred and the amount of any premium, penalties, breakage costs and other similar amounts required to be paid in connection with such refinancing pursuant to the terms of the instrument governing the Indebtedness so extended, refinanced, renewed, replaced, substituted, defeased or refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish a refinancing by means of a tender offer or privately negotiated repurchase, which determination shall be supported by a fairness opinion from an Independent Financial Advisor, plus the fees, costs and expenses of such tender offer or repurchase); and (ii) the Refinancing Indebtedness shall (1) have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted, defeased or refunded; (2) not have a final scheduled maturity earlier than the final scheduled maturity of the Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded; (3) not permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Indebtedness being extended, refinanced, renewed, replaced, substituted, defeased or refunded; and (4) rank no more senior or be at least as subordinated, as the case may be, in right of payment to the Series D Preferred Stock, the Notes and the New Notes as the Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded; and

                    (D) Senior Indebtedness of the Company not to exceed an aggregate of $4,000,000 (inclusive of amounts outstanding as of the date of the Restructuring Agreement), including without limitation, Indebtedness owed to Silicon Valley Bank under the Company's secured credit facility.

          (3) LIMITATION ON TRANSACTIONS WITH AFFILIATES. Without the prior written consent of the holders of a majority of the then outstanding shares of Series D Preferred Stock:

               (i) Neither the Company nor any of its Subsidiaries shall enter into any transaction or series of transactions to sell, lease, transfer, exchange or otherwise dispose of any of its properties or assets to or to purchase any property or assets from, or for the direct or indirect benefit of, an Affiliate of the Company or of any Subsidiary of the Company, make any Investment in or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the direct or indirect benefit of, an Affiliate of the Company or of any Subsidiary of the Company (each, including any series of transactions with one or more Affiliates, an "AFFILIATE TRANSACTION"), unless (x) the Board of Directors of the Company or the relevant Subsidiary determines, as evidenced by a Board Resolution, that the terms of such Affiliate Transaction are fair and reasonable to the Company and no less favorable to the Company or the relevant Subsidiary than those that could have been obtained at that time in a comparable arms-length transaction by the Company or such Subsidiary with an unrelated Person (y) such Affiliate Transaction has been approved by a majority of the Board of Directors of the Company or the relevant Subsidiary who have no direct or indirect interest in the Affiliate Transaction or in the Affiliate that is a party to the Affiliate Transaction, or in any other party that is an Affiliate of any such Affiliate, and (z) the Company shall have delivered to the holders of the Series D Preferred Stock an Officer's Certificate certifying that the conditions set forth in clauses (x) and (y) above have been satisfied.

               (ii) Neither the Company nor any of its Subsidiaries shall enter into an Affiliate Transaction involving or having a potential aggregate value of more than $1,000,000 unless, in addition to the requirements of (i) above, the Board of Directors of the Company or the relevant Subsidiary shall first have received a written opinion from an Independent Financial Advisor for the benefit of the Company and the holders of the Series D Preferred Stock, which firm is not receiving any contingent fee or other consideration directly or indirectly related to the successful completion of the Affiliate Transaction, to the effect that the proposed Affiliate Transaction is fair to the Company from a financial point of view.

               (iii) The  provisions of this Section  2(g)(3) shall not apply to
(w) any  Restricted  Payment that is made in compliance  with the  provisions of
Section 2(g)(8), (x) the reasonable and customary fees and compensation paid to or indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Board of Directors of the Company or such Subsidiary or the senior management thereof in good faith, (y) transactions exclusively between or among the Company and any Wholly-Owned Subsidiary or exclusively between or among Wholly-Owned Subsidiaries provided such transactions are not otherwise prohibited by this Agreement, or (z) any Affiliate Transaction contemplated by the Restructuring Agreement (including without limitation, the Management Incentive Plan) or in existence as of the Restructuring Closing Date.

          (4) LIMITATION ON LIENS. Without the prior written consent of the holders of a majority of the then outstanding shares of Series D Preferred Stock, the Company shall not, and shall not permit any of its Subsidiaries to, Incur, assume, suffer to exist, create or otherwise cause to be effective any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness except: (a) Permitted Liens, (b) Liens existing as of the date hereof (and any extension, renewal or replacement Liens upon the same Property subject to such Liens, provided the principal amount of Indebtedness secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the principal amount of Indebtedness secured by the Lien theretofore existing, plus amounts described in Section 2(g)(2)(ii)(C)(i) with respect to permitted Refinancing Indebtedness), and (c) Liens replacing, extending or renewing, in whole or in part, any Lien described in the foregoing clauses (a) and (b), including in connection with any refinancing of the Indebtedness, in whole or in part, secured by any such Lien effected in accordance with Section 2(g)(2), provided that if any such clauses limit the amount secured by or the Property or assets subject to such Liens, no such replacement, extension or renewal shall increase the amount of Indebtedness or the Property or assets subject to such Liens.

          (5) LIMITATION ON ISSUANCES AND DISPOSITIONS OF CAPITAL STOCK OF SUBSIDIARIES. Without the prior written consent of the holders of a majority of the then outstanding shares of Series D Preferred Stock, the Company (a) shall not, and shall not permit any Subsidiary to, transfer, convey, sell, or otherwise dispose of any Capital Stock, or securities convertible into or exercisable or exchangeable for, or options, warrants, rights or any other interest with respect to, Capital Stock of a Subsidiary to any Person (other than the Company or a Wholly-Owned Subsidiary) unless such transfer, conveyance, sale, lease or other disposition is of 100% of the Capital Stock of such Subsidiary held by the Company and is in compliance with Section 2(g)(6) below and (b) shall not permit any Subsidiary to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible into or exercisable or exchangeable for, or options, warrants, rights or any other interest with respect to, its Capital Stock to any Person.

          (6) LIMITATION ON SALE OF ASSETS. Without the prior written consent of the holders of a majority of the then outstanding shares of Series D Preferred Stock the Company shall not, and shall not permit any of its Subsidiaries to, undertake any Asset Disposition.

          (7) CHANGE OF CONTROL. The Company will not merge or consolidate with any other entity, or enter into any transaction which would constitute or have the effect of a Change of Control without the consent of a majority of the holders of the then outstanding shares of Series D Preferred Stock.

          (8) LIMITATION ON RESTRICTED PAYMENTS. Without the prior written consent of the holders of a majority of the then outstanding shares of Series D Preferred Stock:

               (i) The Company  shall not,  and shall not permit any  Subsidiary to, directly or indirectly, make any Restricted Payment, except payments, prepayments, repurchases, redemptions and acquisitions with respect to Indebtedness not Incurred in violation of Section 2(g)(2).

               (ii) Notwithstanding Section 2(g)(8)(i), the following Restricted Payments may be made: (A) the redemption of the Series D Preferred Stock, the Series E Preferred Stock, the Amended Notes and the New Notes under the terms and provisions of the relevant agreement controlling each instrument; (B) the repurchase of any Common Stock pursuant to the provisions of the Management Incentive Plan at a redemption price no greater than the price at which such shares were originally sold; (C) the issuance of the Units; and (D) the issuance of the Series E Warrant.

          (9) RESTRICTIONS AGAINST LIMITATIONS ON UPSTREAM PAYMENTS. The Company shall not, and shall not permit any Subsidiary of the Company to, create or otherwise cause or suffer to exist or to become effective any Payment Restriction or other encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or a Subsidiary of the Company, or (c) transfer any of its Properties or assets to the Company or any Subsidiary of the Company, except for such Payment Restrictions or encumbrances existing under or by reason of: (i) applicable law; (ii) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in contemplation of or in connection with such acquisition), provided, that such restriction is not applicable to any Person, or the Property or assets of any Person, other than the Acquired Person;
(iii) non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (iv) instruments governing purchase money Indebtedness for Property acquired in the ordinary course of business that only impose restrictions on the Property so acquired; (v) any agreement for the sale or disposition of the Capital Stock or assets of such Subsidiary, provided that such restriction is only applicable to such Subsidiary or assets, as applicable; or (vi) Refinancing Indebtedness permitted under this Agreement with respect to Indebtedness described in clauses (ii), (iii) or (iv), provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the instrument governing the Indebtedness being refinanced immediately prior to such refinancing.

          (10) MANAGEMENT INCENTIVE PLAN. The Company will not amend the Management Incentive Plan (or the Exhibits thereto) without the prior written approval of the holders of a majority of the Series D Preferred Stock.

          (11) STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of its obligations under this Certificate of Determination; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to any holder pursuant to this Certificate of Determination, but will suffer and permit the execution of every such power as though no such law has been enacted.

     (h) STATUS OF CONVERTED OR REDEEMED STOCK. In the event any shares of Series D Preferred Stock shall be redeemed or converted pursuant to Section 2(d) or Section 2(f) above or otherwise acquired by the Company, the shares so converted or redeemed or acquired shall be canceled and shall not be issuable by the Company, and this Certificate of Determination shall be appropriately amended to effect the corresponding reduction in the Company's authorized capital stock.

     (i) GAMING LAWS.

          (1) Notwithstanding anything to the contrary contained herein, the issuance of Series D Preferred Stock and the Common Stock into which the Series D Preferred Stock is convertible is subject to all applicable provisions of the Gaming Laws.

          (2) Notwithstanding anything to the contrary contained herein or in the Transaction Documents, it is understood and agreed that to become effective, the Gaming Subsidiaries Stock Restrictions require the approvals described in the definition thereof (the "Gaming Subsidiaries Stock Restrictions Requisite Gaming Approvals").

          (3) Notwithstanding anything to the contrary contained herein or in the Transaction Documents, unless and until the relevant Gaming Subsidiaries Stock Restrictions Requisite Gaming Approvals have been obtained, the Gaming Subsidiaries Stock Restrictions contained in Sections 2(g)(4), (5) and (6) shall not apply or be effective.

3. The foregoing Certificate of Determination has been duly approved by the Board of Directors of the Company.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     The undersigned have executed this Series D Certificate of Determination on November ___, 1999.

                                    /s/ Andrew Pascal
                                    --------------------------------------------
                                    Andrew Pascal
                                    President and Chief Executive Officer


                                    /s/ Andrew Pascal
                                    --------------------------------------------
                                    Andrew Pascal
                                    Acting Chief Financial Officer and Secretary


     Each of the undersigned declares under penalty of perjury under the laws of the State of California that he has read the foregoing Certificate of Determination and knows the contents thereof and that the same is true of his own knowledge.

     Executed at Palo Alto, California, on November ___, 1999.


                                    /s/ Andrew Pascal
                                    --------------------------------------------
                                    Andrew Pascal
                                    President and Chief Executive Officer


                                    /s/ Andrew Pascal
                                    --------------------------------------------
                                    Andrew Pascal
                                    Acting Chief Financial Officer and Secretary

                                   APPENDIX 1

                        DEFINITIONS AND ACCOUNTING TERMS

     In addition to any terms defined elsewhere in this Certificate of Determination, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Certificate of Designation:

     "Acquired Indebtedness" means, with respect to any specified Person, (a) Indebtedness of an Acquired Person existing at the time of such acquisition, including Indebtedness issued in connection with, or in contemplation of, such acquisition, and (b) Indebtedness incurred by such Person or its Subsidiaries
(i) the proceeds of which have been used to finance an Investment in a Related Business, and (ii) which is secured by a Lien solely on the assets or Property constituting such an Investment in a Related Business.

     "Acquired Person" means,  with respect to any specified  Person,  any other
Person  acquired  by  such  specified  Person,  whether  by  purchase,   merger,
consolidation, other business combination or otherwise.

     "Affiliate"  means, with respect to any specified Person,  any other Person
(a) directly or indirectly controlling (including, but not limited to, all directors and executive officers of such Person), controlled by or under direct or indirect common control with such specified Person, or (b) that directly or indirectly owns more than 10% of the voting securities of such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Affiliate Transaction" has the meaning ascribed thereto in Section 2(g)(3)(i) hereof.

     "Aggregate Transaction Proceeds" means:

     (i) in the case of a Liquidation Event all cash and non-cash consideration received by the Company or its stockholders as a result of a Liquidation Event minus the amount required to repay all debts of the Company other than the Amended Note and the New Notes; or

     (ii) in the case of a Change of Control, an amount equal to the aggregate value of all outstanding Capital Stock of the Company as determined with reference to and at the time of such Change of Control plus the total outstanding principal of and unpaid interest on the Amended Notes and the New Notes;

     and, in each case, plus the applicable exercise price or other amounts payable in connection with the exercise of all options, warrants and other convertible securities the per share exercise price of which is less than the amount to which a share of Common Stock would be entitled in the relevant Liquidation Event or the value thereof as determined in the relevant Change of

Control; provided that if the aggregate value of all outstanding Capital Stock determined in clause (ii) above is less than the Fair Market Value, or if such Change in Control constitutes a Change in Control described in clause (e) of the definition of Change of Control, such amount shall be the Fair Market Value of such Capital Stock.

     "Agreement" means the Securities Purchase Agreement by and between the Company and the Purchaser, dated as of September 30, 1997, as amended, modified or supplemented from time to time, together with any exhibits, schedules or other attachments thereto.

     "Amended Note" means the promissory notes issued by the Company to the Purchaser in replacement of and full substitution for Senior Discount Notes No. 1 and No. B-1 in accordance with the Restructuring Agreement and the transaction contemplated thereby.

     "Amendment No. 2 to the Securities Purchase Agreement" means that certain Amendment No. 2 to the Securities Purchase Agreement dated initially entered into and dated September 30, 1997, and as amended by Amendment No. 1 to the Securities Purchase Agreement dated July 8, 1998, by and between the Company and B III Capital Partners, L.P.

     "Approvals" means each and every approval, consent, filing or registration by, or with any Governmental Body, or any creditor or shareholder of the Company, necessary (a) to authorize or permit the execution, delivery or performance by the Company of the Transaction Documents, and (b) for the validity or enforceability of any of such Transaction Documents against the Company.

     "Asset Disposition" means any sale, lease, transfer, conveyance or other disposition (in one transaction or a series of related transactions), including any such disposition by means of a merger, consolidation or similar transaction, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), Property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries, but excluding the following: (a) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary, (b) a disposition of tangible property or assets which have become obsolete or are otherwise not used or useful, so long as such disposition is at fair market value (as determined by the Company in good faith) in the ordinary course of business, (c) a disposition that constitutes a Restricted Payment, in each case so long as effected in accordance with all applicable provisions of this Agreement, and (d) a disposition of inventory in the ordinary course of business, in each case so long as effected in accordance with all applicable provisions of this Agreement.

     "Authorized Common Stock Amendment" means the Amendment to the Articles of Incorporation of the Company approved by the Board of Directors of the Company to increase the number of authorized shares of Common Stock of the Company from 50,000,000 to 750,000,000.

     "Available Transaction Proceeds" means the Aggregate Transaction Proceeds minus all amounts due under the Amended Note and the New Notes.

     "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

     "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Stock" of any Person means any and all shares of, or interests, rights, participations, and/or other equivalents in (however designated), corporate stock or equity securities of such Person, including each class of common stock and preferred stock of such Person and partnership or limited liability company interests, whether general or limited, of such Person, and including any securities convertible into or exercisable or exchangeable for, or any right to acquire, any equity interest in such Person.

     "Change of Control" means any transaction or series of transactions which occur following the Closing Date and in which any of the following occurs: (a) any Person or group (within the meaning of Rule 13d-3 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 25% or more of the issued and outstanding shares of Capital Stock entitled to vote in the election of directors of the Company; (b) a merger or consolidation of the Company with or into another corporation in which less than a majority of the outstanding voting power of the surviving or consolidated corporation immediately following such event is held by persons or entities who were stockholders of the Company immediately prior to such event; (c) the sale or transfer of all or substantially all of the properties and assets of the Company and its subsidiaries; (d) the redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of the Company; or (e) individuals who at the Closing constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors at the Closing or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; provided however, that a conversion of Series D Preferred Stock into Common Stock, an issuance of Common Stock under the Management Incentive Plan, issuance of the Units, an issuance of Old Equity Warrants, an issuance of Common Stock upon exercise of Old Equity Warrants, issuance of the Series E Warrant, an issuance of Series E Preferred Stock upon exercise of the Series E Warrant, and an issuance of Common Stock upon conversion of the Series E Preferred Stock, shall not, individually or in the aggregate, in and of itself, constitute a Change of Control.

     "Common Stock" means the common stock, par value $.001 per share, of the Company.

     "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

     "Default" means any event which is, or after notice or passage of time or both would be, an event of default, under the terms and provisions of the relevant agreement or understanding.

     "Dollars" and "$" mean lawful currency of the United States of America.

     "Fair Market Value" or "fair market value" means, with respect to any assets or properties, the amount at which such assets or properties would change hands between a willing buyer and a willing seller, within a commercially reasonable time, each having reasonable knowledge of the relevant facts, neither being under a compulsion to sell or buy, as such amount is reasonably determined by (a) the Board of Directors of the Company acting reasonably and in good faith or (b) at the request of a majority of the outstanding Series D Preferred Stock an appraisal or valuation firm of national or regional standing selected by the Company (with the reasonable consent of a majority of the outstanding Series D Preferred Stock), with experience in the appraisal or valuation of properties or assets of the type for which Fair Market Value is being determined; PROVIDED, HOWEVER, that if the Common Stock is traded on the Nasdaq National Market or the NYSE (or successor thereof), the Fair Market Value of the Common Stock shall be the average of the closing prices for the 10 trading days immediately prior to the date of determination.

     "Fully Diluted Percentage of Equity Interest" of the Company with respect to a Liquidation Event or a Change in Control shall mean the product of (x) a fraction, the NUMERATOR of which is the number of shares of Common Stock of the Company into which all of the outstanding shares of Series D Preferred Stock are then convertible and the DENOMINATOR of which is the total number of shares of Common Stock then outstanding (including shares issuable upon conversion of the Series D Preferred Stock and all other outstanding warrants, options and other convertible securities the per share exercise price of which is less than the amount to which a share of Common Stock would be entitled in the relevant Liquidation Event or the value thereof as determined in the relevant Change of Control) MULTIPLIED BY (y) 100.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, as in effect from time to time.

     "Gaming Laws" means, collectively, (a) the Nevada Gaming Control Act, as codified in Chapter 463 of the Nevada Revised Statutes, as amended from time to time, together with the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, (b) the Mississippi Gaming Control Act, as codified in Chapter 76 of the Mississippi Code Annotated, as amended from time to time, together with the regulations of the Mississippi Gaming Commission promulgated thereunder, as amended from time to time, and (c) all other laws and regulations pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over any activities conducted by the Company or its Gaming Subsidiaries within its jurisdiction.

     "Incur" or "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), suffer to exist, assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation, including by way of merger or acquisition of another Person, or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing).

     "Indebtedness" means, with respect to any Person, (a) all liabilities, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof and whether short-term or long-term, secured or unsecured),
(ii) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit (including such liabilities representing the balance deferred and unpaid of the purchase price of any property, other than any such liability that represents an account payable or any other monetary obligation to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which account is not overdue according to the original terms of sale, unless such account payable is being contested in good faith),
(iii) for the payment of money relating to Capital Lease Obligations; or (iv) under the terms of any amendment, renewal, extension or refunding of any liability of the types referred to in the preceding clauses (i), (ii) or (iii);
(b) the maximum fixed repurchase price of all Disqualified Capital Stock of such Person or, if there is no such maximum fixed repurchase price, the liquidation preference of such Disqualified Capital Stock, plus accrued but unpaid dividends; (c) outstanding reimbursement obligations of such Person with respect to letters of credit or bankers' acceptances issued for the benefit of such Person; (d) net obligations of such Person with respect to Interest Rate or Currency Protection Agreements; (e) all liabilities of others of the kind described in the preceding clause (a), (b), (c) or (d) that such Person has Guaranteed or that is otherwise its legal liability; and (f) all obligations of others secured by a Lien to which any of the Property or assets of such Person are subject (other than obligations of a lessor under any operating lease pursuant to which the Company or any of its Subsidiaries leases Property, if such lessor grants a Lien on such lease to secure such lessor's Indebtedness), whether or not the obligations secured thereby shall have been assumed by such Person or shall otherwise be such Person's legal liability (PROVIDED that if the obligations so secured have not been assumed by such Person or are not otherwise such Person's legal liability, such obligations shall be deemed to be in an amount equal to the fair market value of such Properties or assets, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution). For purposes of the preceding sentence, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution. For purposes hereof, Indebtedness incurred by any Person that is a general partnership (other than non-recourse Indebtedness) shall be deemed to have been incurred by the general partners of such partnership pro rata in accordance with their respective interests in the liabilities of such partnership unless any such general partner shall, in the reasonable determination of the Board of Directors of the Company, be unable to satisfy its pro rata share of the liabilities of the partnership, in which case the pro rata share of any Indebtedness attributable to such partner shall be deemed to be incurred at such time by the remaining general partners on a pro rata basis in accordance with their interests.

     "Independent Financial Advisor" means a reputable accounting, appraisal or a nationally recognized investment banking firm that is, in the reasonable judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to the Company and its Affiliates.

     "Investment" means any investment by any Person in any other Person, whether by a purchase of assets, in any transaction or series of related transactions, individually or in the aggregate, purchase of Capital Stock, capital contribution, loan, advance (other than reasonable loans and advances to employees for moving and travel expenses, as salary advances, and other similar expenses incurred, in each case in the ordinary course of business consistent with past practice) or similar credit extension constituting Indebtedness of such other Person, and any Guarantee of Indebtedness of such other Person.

     "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell which is intended to constitute or create a security interest, mortgage, pledge or lien, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); PROVIDED that in no event shall an operating lease (as opposed to a Capital Lease Obligation) or a license with respect to any intangible asset with any Person who is not an Affiliate be deemed to constitute a Lien hereunder.

     "Liquidation Event" has the meaning ascribed to it in Section 2(b)(1) hereof.

     "Management Incentive Plan" means the Silicon Gaming, Inc. 1999 Long-Term Compensation Plan adopted by the Board of Directors of the Company, contemporaneously with the Closing, under which grants and sales of up to 116,190,084 shares of Common Stock and options to purchase the Common Stock of the Company may be made.

     "Management Shares" means the shares issued under the Management Incentive Plan or upon exercise of the options granted under that plan.

     "Material Adverse Effect" means a material adverse effect on the business, Property, operations or condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

     "New Notes" means the 13% Senior Secured Notes issued by the Company in an aggregate principal amount of up to $5,000,000 as contemplated by the Restructuring Agreement and the Securities Purchase Agreement, dated ________, 1999, by and between the Company and the Purchaser (as defined therein).

     "Officer" means, with respect to any Person, the Chairman of the Board (if an officer), the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of such Person.

     "Old Equity Warrants" means the warrants to purchase the Common Stock of the Company issuable to the stockholders of the Company as of the Record Date set pursuant to the Restructuring Agreement and issued as a part of the Units, and the terms and provisions of which are set forth in the Warrant Agreement by and between the Company and the Warrant Agent (as defined in the Warrant Agreement).

     "Payment Restriction" means, with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (a) such Subsidiary to (i) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (ii) make loans or advances to such Person or any other Subsidiary of such Person, or (iii) transfer any of its properties or assets to such Person or any other Subsidiary of such Person, or (b) such Person or any other Subsidiary of such Person to receive or retain any such (i) dividends, distributions or payments, (ii) loans or advances, or (iii) transfers of properties or assets.

     "Permitted Liens" shall mean (a) Liens for Taxes, assessments, and similar governmental charges to the extent (1) not delinquent or (2) being contested in good faith by appropriate proceedings and as to which reserves have been set aside on the books of the Company to the extent required by GAAP; (b) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made on the books of the Company; (c) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or other social security benefits; (d) Liens to secure the performance of public statutory obligations that are not delinquent, appeal bonds, performance bonds or other obligations of a like nature (other than for borrowed money); (e) zoning restrictions, easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Subsidiary incurred in the ordinary course of business; (f) Liens in respect of purchase money or similar acquisition Indebtedness Incurred to acquire furniture, fixtures, equipment or other operating assets, provided that the principal amount of the Indebtedness secured by such Lien does not exceed the acquisition cost of such assets; (g) Liens securing Indebtedness which secures assets leased pursuant to Capital Lease Obligations; (h) Liens on any assets of any Acquired Person securing Acquired

Indebtedness which assets or Acquired Person are acquired by the Company or a Subsidiary subsequent to the date of the Agreement, and which Liens were in existence on or prior to the acquisition of such assets or Acquired Person (to the extent that such Liens were not created in connection with or in contemplation of such acquisition), provided that such Liens are limited to the assets or Acquired Person so acquired and the proceeds thereof; and (j) Liens in favor of B III Capital Partners, LP imposed in connection with the transactions contemplated by the Restructuring Agreement (i) Liens imposed pursuant to condemnation or eminent domain or substantially similar proceedings; provided that in the case of clauses (f), (g) and (h), any Indebtedness secured by such Liens was not Incurred in violation of Section 2(g)(2) of this Certificate of Determination.

     "Person" means any individual, corporation, limited or general partnership, limited liability company, or Governmental Body.

     "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Principal" of a debt security means the principal of the security including the premium, if any, on the security.

     "Property" or "property" means any assets or property of any kind or nature whatsoever, real, personal, or mixed (including fixtures), whether tangible or intangible.

     "Purchaser" means B III Capital Partners, LP.

     "Refinancing Indebtedness" means Indebtedness of the Company or any of its Subsidiaries Incurred or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute, defease or refund any other Indebtedness of the Company or any of its Subsidiaries (and related interest, premium, penalties, breakage costs, fees, expenses and other amounts owing in respect of such Indebtedness, to the extent permitted to be Incurred by
Section 2(g)(3)(ii)(C) of this Certificate of Determination) Incurred in accordance with the terms of this Certificate of Determination, including
Section 2(g)(3) of this Certificate of Determination.

     "Restricted Payment" means, with respect to any Person, without duplication: (a) any dividend or other distribution, whether in cash or in Property or securities, declared or paid on any shares of such Person's Capital Stock (other than (i) in the case of the Company, dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or options, warrants or other rights to acquire Qualified Capital Stock of the Company and
(ii) any dividends, distributions or other payments in respect of any Capital Stock made by any Subsidiary to the Company or a Wholly-Owned Subsidiary), or the making by such Person or any of its Subsidiaries of any other distribution in respect of such Person's Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such person); (b) the redemption, repurchase, retirement or other acquisition for value by such Person or any of its Subsidiaries, directly or indirectly, of such Person's Capital Stock (and, in the case of a Subsidiary, Capital Stock of the Company) other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary, or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such Person), and other than, in the case of the Company, through the issuance in exchange therefor solely of Qualified Capital Stock of the Company; (c) any payment to purchase, redeem, defease or otherwise acquire or retire for value any PARI PASSU Indebtedness or Subordinated Indebtedness (other than with the proceeds of Refinancing Indebtedness permitted under this Agreement), except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; and (d) any Investment other than Permitted Investments.

     "Restructuring Agreement" means the Restructuring Agreement, dated ______, 1999, by and between the Company and the Purchaser (as defined therein).

     "Restructuring Closing Date" means the closing date for the Restructuring Agreement

     "Sale" means any sale, lease, conveyance, exchange, transfer, assignment, pledge, hypothecation or other disposition of any Property.

     "Senior Indebtedness" means and includes all principal of, premium and interest (including Post-Petition Interest) on and other Obligations with respect to any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date hereof or hereafter Incurred, other than the Amended Notes and New Notes; PROVIDED, HOWEVER, that the following shall not constitute Senior Indebtedness: (a) any Indebtedness which by the terms of the instrument creating or evidencing the same is PARI PASSU, subordinated or junior in right of payment to the Amended Notes and New Notes in any respect; (b) that portion of any Indebtedness Incurred in violation of this Agreement; (c) any Preferred Stock; or (d) any Indebtedness of the Company which is subordinated to or junior in right of payment in any respect to any other Indebtedness of the Company. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Amended Notes and New Notes, (ii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (iii) any liability for foreign, Federal, state, local or other Taxes owed or owing by the Company, (iv) Indebtedness of the Company to the extent such liability constitutes Indebtedness to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (v) Indebtedness for the purchase of goods or materials in the ordinary course of business or (vi) Indebtedness owed by the Company for compensation to employees or for services.

     "Series  D  Certificate  of   Determination"   means  the   Certificate  of
Determination for the Company's Series D Preferred Stock.

     "Series D Preferred Stock" means the Series D Convertible Redeemable Preferred Stock of the Company.

     "Series  E  Certificate  of   Determination"   means  the   Certificate  of
Determination for the Company's Series E Preferred Stock.

     "Series E Preferred Stock" means the Series E Convertible Redeemable Preferred Stock of the Company.

     "Series E Warrant" means the Warrant to purchase shares of Series E Preferred Stock initially issued to B III Capital Partners, L.P. pursuant to the Restructuring Agreement.

     "Subsidiary" of any Person means any other Person with respect to which either (i) more than 50% of the interests having ordinary voting power to elect a majority of the directors or individuals having similar functions of such other Person (irrespective of whether at the time interests of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency), or (ii) more than 50% of the equity interests of such other Person is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. When used herein without reference to any Person, Subsidiary means a Subsidiary of the Company.

     "Taxes" any present or future federal, state, county, local, foreign or other income, Property, excise, franchise, sales, use, value added, employees' income withholding, social security, unemployment and other taxes, of any nature whatsoever now or hereafter imposed, levied, collected, withheld, or assessed by any Governmental Body, which have become due or payable by the Company or any of its Subsidiaries, or by any predecessors thereto, including any fines or penalties with respect thereto or interest thereon, whether disputed or not.

     "Transaction Documents" means, collectively, the Restructuring Agreement, the Amended Notes, the Amendment No. 2 to the Securities Purchase Agreement, the New Notes, the Securities Purchase Agreement for the New Notes, the Series D Certificate of Determination, the Series E Certificate of Determination, the Series E Warrant, the Management Incentive Plan, the Warrant Agreement, the Old Equity Warrants, and any and all agreements, certificates, instruments and other documents contemplated thereby or executed and delivered in connection therewith.

     "Warrant Agent" has the meaning ascribed to it in the Warrant Agreement.

     "Warrant Agreement" means the Warrant Agreement between the Company and the Warrant Agent (as defined in the Warrant Agreement) which sets forth the terms and provisions of the Old Equity Warrants.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

     "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary 100% of the equity interests in which (however measured) are owned by such Person or a Wholly-Owned Subsidiary of such Person or such Person and one or more Wholly-Owned Subsidiaries of such Person taken together, except in any case for the minimum equity interest required to be held by directors, if any, to satisfy the requirements of any applicable statute requiring that directors own qualifying shares.